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                                                                     EXHIBIT 5.1



                                 March 9, 1998



Maxxim Medical, Inc.
10300 49th Street, North
Clearwater, FL  33762

Attention:     Kenneth W. Davidson, Chairman of the Board,
               President and Chief Executive Officer

          RE:  SECURITIES AND EXCHANGE COMMISSION
               REGISTRATION STATEMENT ON FORM S-3
               4,025,000 SHARES OF COMMON STOCK, $0.001 PAR VALUE

Gentlemen:

     We are legal counsel to Maxxim Medical, Inc., a Texas corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-3 (Registration No. 333-46249) with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration and sale by the Company of up to 4,025,000 shares (the "Shares") of the common stock, par value $0.001 per share, of the Company. In connection with the following option, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

     Based upon the foregoing, it is our opinion that the Shares, when and if issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.
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Maxxim Medical, Inc.
March 9, 1998
page 2



     The undersigned hereby consents to (i) filing this opinion as Exhibit 5.1 to the Registration Statement and (ii) using its name in the Registration Statement under the following caption of the Prospectus: "LEGAL OPINION."

                                        Very truly yours,

                                        SHUMAKER, LOOP & KENDRICK, LLP



                                        /s/ Gregory C. Yadley
                                        -------------------------------



gcy\maxxim\s-304
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Ex. 23.2 is listed in the exhibit index as follows:

Consent of Shumaker, Loop and Kendrick, LLP (included in their opinion filed as Exhibit 5.1).


(There is no separate page called Ex. 23.2)